Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Energy Infrastructure Acquisition Corp.

We hereby consent to the use in Amendment No. 2 to the Registration Statement (No. 333-149202) on Form F-1/F-4 of Energy Infrastructure Merger Corporation of our report dated March 28, 2007, relating to our audit of the financial statements of Energy Infrastructure Acquisition Corp. (a corporation in the development stage) as of December 31, 2006 and for the year ended December 31, 2006 and for the period from August 11, 2005 (inception) to December 31, 2005, and the amounts included in the cumulative columns for the period from August 11, 2005 (inception) to December 31, 2006, which includes an explanatory paragraph stating that we did not audit the adjustments relating to the correction of errors, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 17, 2008